                                                                    EXHIBIT 10.8



                                   LEASE AGREEMENT


                                       BETWEEN


                                   MICHAEL G. EYDE,
                                       Landlord


                                         AND


                               MICHIGAN BREWERY, INC.,
                                        Tenant

                                  TABLE OF CONTENTS

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                                                                            Page
DATA SHEET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Article 1:     PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Article 2:     TERM OF LEASE . . . . . . . . . . . . . . . . . . . . . . . .   4

               Section 2.1:  Commencement Date . . . . . . . . . . . . . . .   4
               Section 2.2:  Termination Date. . . . . . . . . . . . . . . .   4
               Section 2.3:  Option to Extend. . . . . . . . . . . . . . . .   4
               Section 2.4:  Lease Year. . . . . . . . . . . . . . . . . . .   4

Article 3:     RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

               Section 3.1:  Base Rent . . . . . . . . . . . . . . . . . . .   4
               Section 3.2:  Percentage Rent . . . . . . . . . . . . . . . .   5
               Section 3.3:  Gross Sales . . . . . . . . . . . . . . . . . .   5

Article 4:     USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

               Section 4.1:  Permitted Use . . . . . . . . . . . . . . . . .   6

Article 5:     OBLIGATION TO REPAIR AND MAINTAIN . . . . . . . . . . . . . .   6

               Section 5.1:  Tenant's Obligations. . . . . . . . . . . . . .   6

Article 6:     INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . .   6

               Section 6.1:  Tenant's Obligation . . . . . . . . . . . . . .   6
               Section 6.2:  Mutual Waiver of Subrogation. . . . . . . . . .   6

Article 7:     ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . .   6

Article 8:     SIGNAGE . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Article 9:     ADDITIONAL RENT CHARGES . . . . . . . . . . . . . . . . . . .   7

               Section 9.1:  Maintenance and Repairs . . . . . . . . . . . .   7
               Section 9.2:  Utilities . . . . . . . . . . . . . . . . . . .   7
               Section 9.3:  HVAC. . . . . . . . . . . . . . . . . . . . . .   7
               Section 9.4:  Taxes . . . . . . . . . . . . . . . . . . . . .   7

Article 10:    DAMAGE AND DESTRUCTION. . . . . . . . . . . . . . . . . . . .   7

Article 11:    EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . . . .   8

Article 12:    DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .   8


Article 13:    SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . .   8

Article 14:    SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Article 15:    RIGHT OF FIRST REFUSAL. . . . . . . . . . . . . . . . . . . .   9

Article 16:    OPTION TO PURCHASE/OPTION TO SELL/STOCK OPTION  . . . . . . .   9

               Article 16.1:  Option to Purchase . . . . . . . . . . . . . .   9
               Article 16.2:  Option to Sell . . . . . . . . . . . . . . . .  10
               Article 16.3:  Closing. . . . . . . . . . . . . . . . . . . .  12
               Article 16.4:  Title, Defects . . . . . . . . . . . . . . . .  12
               Article 16.5:  Closing Payments . . . . . . . . . . . . . . .  12
               Article 16.6:  Taxes, Prorations. . . . . . . . . . . . . . .  12
               Article 16.7:  Survey . . . . . . . . . . . . . . . . . . . .  13
               Article 16.8:  Claim of Interest. . . . . . . . . . . . . . .  13

Article 17:    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  13

               Section 17.1:  Notice . . . . . . . . . . . . . . . . . . . .  13
               Section 17.2:  Brokerage. . . . . . . . . . . . . . . . . . .  13
               Section 17.3:  Quiet Enjoyment. . . . . . . . . . . . . . . .  13
               Section 17.4:  Mutual Force Majeure . . . . . . . . . . . . .  13
               Section 17.5:  Legal Expenses . . . . . . . . . . . . . . . .  13
               Section 17.6:  Joint and Several Liability. . . . . . . . . .  13
               Section 17.7:  Arbitration. . . . . . . . . . . . . . . . . .  14
               Section 17.8:  Entire Agreement . . . . . . . . . . . . . . .  14
               Section 17.9:  Additional Construction or Changes by
                               Landlord. . . . . . . . . . . . . . . . . . .  14
               Section 17.10: Successors and Assigns . . . . . . . . . . . .  14
               Section 17.11: Landlord's Agreement . . . . . . . . . . . . .  14
               Section 17.12: Recording. . . . . . . . . . . . . . . . . . .  15

EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                      DATA SHEET

     THIS LEASE AGREEMENT, executed this 1st day of October, l997, by and between MICHAEL G. EYDE, ("Landlord"), and MICHIGAN BREWERY, INC., a Michigan corporation d/b/a Big Buck Brewery & Steakhouse ("Tenant"), subject to the following terms and conditions:

     A. LEASED PREMISES: Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the premises (the "Premises") legally described on Exhibit A attached hereto located at 2550 Takata Drive, Auburn Hills, MI 49501 in the city of Auburn Hills, Oakland County, Michigan.

     B. TERM OF LEASE: The Term of the Lease shall be twenty five (25) full Lease Years, as that term is defined in Article 2 herein, together with two (2) options to renew the Lease of ten (10) years each.

     The Term shall commence on the Commencement Date, as defined in Article 2, and shall expire at midnight on the twenty fifth (25th) anniversary of the Commencement Date, unless this Lease is extended, renewed or sooner terminated as otherwise set forth herein.

     C.   BASE RENT:  Tenant shall pay the following as its Base Rent annually:

     Initial Term: From the Commencement Date through and including the fifth full Lease Year, Tenant shall pay $400,000 per annum, in twelve (12) equal monthly installments of $33,333.33.

     Base Rent shall be adjusted on the sixth (6th ) anniversary of the Commencement Date of this Lease, and on each five year anniversary date thereafter as follows:

     Annual Base Rent for the sixth through tenth years of the Lease shall be equal to the product of multiplying the sum of Four Million and no/100 ($4,000,000.00) dollars by the sum of one and three-quarters (1.75%) percent per annum plus the prime commercial lending rate for NBD Bank, established by NBD Bank from time to time in the ordinary course of its business ("Prime Rate") existing on the first day of the sixth Lease Year of the Lease, with a minimum Annual Base Rent of $400,000.00 and a maximum Annual Base Rent of $550,000.00.

     Annual Base Rent for the eleventh through fifteenth years of the Lease shall be equal to the product of multiplying the sum of Four Million and no/100 ($4,000,000.00) dollars by the sum of one and three-quarters (1.75%) percent per annum plus the prime commercial lending rate for NBD Bank, established by NBD Bank from time to time in the ordinary course of its business ("Prime Rate") existing on the first day of the eleventh Lease Year of the Lease, with a minimum Annual Base Rent of $400,000.00 and a maximum Annual Base Rent of $550,000.00

     Annual Base Rent for the sixteenth through twentieth years of the Lease shall be equal to the product of multiplying the sum of Four Million and no/100 ($4,000,000.00) dollars by the sum of one and three-quarters (1.75%) percent per annum plus the prime commercial lending rate for NBD Bank, established by NBD Bank from time to time in the ordinary course of its business ("Prime Rate") existing on the first day of the sixteenth Lease Year of the Lease, with a minimum Annual Base Rent of $400,000.00 and a maximum Annual Base Rent of $550,000.00.

     Annual Base Rent for the twenty first through twenty fifth years of the Lease shall be equal to the product of multiplying the sum of Four Million and no/100 ($4,000,000.00) dollars by the sum of one and three-quarters (1.75%) percent per annum plus the prime commercial lending rate for NBD Bank, established by NBD Bank from time to time in the ordinary course of its business ("Prime Rate") existing on the first day of the twenty first Lease Year of the Lease, with a minimum Annual Base Rent of $400,000.00 and a maximum Annual Base Rent of $550,000.00.

     Annual Base Rent under the first five years of the first option term, if same shall be exercised by Tenant, shall be equal to the product of multiplying the sum of Four Million and no/100 ($4,000,000.00) dollars by the sum of one and three-quarters (1.75%) percent per annum plus the Prime Rate existing on the first day of the first option term under the lease, with a minimum Annual Base Rent of $400,000.00 and a maximum Annual Base Rent of $550,000.00.

     Annual Base Rent under the second five years of the first option term, if same shall be exercised by Tenant, shall be equal to the product of multiplying the sum of Four Million and no/100 ($4,000,000.00) dollars by the sum of one and three-quarters (1.75%) percent per annum plus the Prime Rate existing on the first day of the sixth year of the first option term under the lease, with a minimum Annual Base Rent of $400,000.00 and a maximum Annual Base Rent of $550,000.00.

     Annual Base Rent under the first five years of the second option term, if same shall be exercised by Tenant, shall be equal to the product of multiplying the sum of Four Million and no/100 ($4,000,000.00) dollars by one and three-quarters (1.75%) percent per annum plus the Prime Rate existing on the first day of the second option term under the lease, with a minimum Annual Base Rent of $400,000.00 and a maximum Annual Base Rent of $550,000.00.

     Annual Base Rent under the second five years of the second option term, if same shall be exercised by Tenant, shall be equal to the product of multiplying the sum of Four Million and no/100 ($4,000,000.00) dollars by the sum of one and three-quarters (1.75%) percent per annum plus the Prime Rate existing on the first day of the sixth year of the second option term under the lease, with a minimum Annual Base Rent of $400,000.00 and a maximum Annual Base Rent of $550,000.00.

     In the event that the Prime Rate of NBD Bank shall be unavailable for purposes of these calculations, then the parties shall use the Prime Rate of Comerica Bank, and if such rate shall not be available, the parties shall mutually select a prime rate being charged by similar reputable banks in the Detroit Metropolitan Area.

     D. PERMITTED USE: Tenant's use of the Premises shall be for any legal purpose.

     E.   NOTICE ADDRESSES:

               LANDLORD:           Michael G. Eyde
                                   6250 W. Michigan Avenue
                                   Lansing, MI 48917

               With a copy to:     Peter C. Samouris, Esq.
                                   Gaffney Professional Building
                                   530 S. Capitol Avenue
                                   Lansing, MI 48933-2333

               TENANT:             Michigan Brewery, Inc.
                                   550 S. Wisconsin
                                   P.O. Box 1430
                                   Gaylord, MI 49735

               With a copy to:     Alan S. Levine, Esq.
                                   Butzel Long
                                   32270 Telegraph Road, Suite 200
                                   Birmingham, MI 48025

     F. PERCENTAGE RENT: Five and one-quarter percent (5.25%) of Gross Sales on Gross Sales in excess of $8,000,000.

IN WITNESS of the attached Lease and any Exhibits, the parties hereto have executed this Lease the day and year first above written.



("LANDLORD")                       MICHIGAN BREWERY, INC.
                                   a Michigan corporation
                                   ("TENANT")


/s/ Michael G. Eyde                By: /s/ William Rolinski
----------------------------       ---------------------------
    Michael G. Eyde                    William Rolinski
                                       Its: President

                                        LEASE

Article 1:     PREMISES

Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Premises legally described on Exhibit A, together with all rights, privileges, easements and appurtenances belonging or pertaining to the Premises, and together with any and all improvements now or hereafter situated upon the Premises.

Article 2:     TERM OF LEASE

The Term of this Lease shall be for the number of Lease Years as set forth on the DATA SHEET after the Commencement Date as set forth below.

Section 2.1: COMMENCEMENT DATE: The Commencement Date and Tenant's obligation to pay Base Rent and other charges hereunder shall commence on October 1, 1997.

Section 2.2: TERMINATION DATE: The Term of this Lease shall expire at midnight on the twenty fifth (25th) anniversary of the Commencement Date, unless Tenant exercises its option(s) to extend hereunder or this Lease is otherwise terminated as set forth herein.

Section 2.3: OPTION TO EXTEND: Tenant shall have the option to extend the Term of this Lease for two additional periods of ten (10) Lease Years each.
If Tenant desires to exercise such option or options, Tenant shall give Landlord written notice exercising its option to extend the Term no later than thirty (30) days prior to the expiration of the initial Term, or the expiration of the first option period, as applicable. The Base Rent for such option periods shall be as stated in Item C of the DATA SHEET.

Section 2.4: LEASE YEAR: A Lease Year shall be the period from the Commencement Date through and including the date immediately preceding the first (1st) anniversary of the Commencement Date and each successive twelve
(12) month period thereafter during the Term.

Article 3:     RENT

Section 3.1: BASE RENT: Beginning with the Commencement Date and on the first (1st ) of every month thereafter without demand, Tenant shall pay 1/12th of the then applicable Base Rent to Landlord at the address set forth on the DATA SHEET (unless otherwise notified by Landlord of a change of address). If the Commencement Date occurs on a day other than the first day of a calendar month or the termination date occurs on a day other than the last day of a calendar month, the Base Rent for such partial calendar month(s) shall be prorated on a per diem basis (calculated based on the actual number of days in such month[s]). In the event that any payment of Base Rent shall not be received by Landlord within five (5) days after same shall become due, then Tenant shall pay to Landlord an additional sum equal to five per cent (5%) of such monthly payment as a late charge.

Section 3.2:  PERCENTAGE RENT:

     (a) In addition to the payment of the fixed annual Base Rent, as hereinbefore provided, Tenant shall pay to Landlord during each lease year of the term hereof as annual percentage rental, a sum equal to the percent set forth in paragraph F of the Data Sheet hereof of all Gross Sales resulting from the sale of food and beverages in, on or from the leased premises during such lease year. The annual percentage rental shall be payable annually, within sixty (60) days after the end of each Lease Year, at the office of the Landlord, or such other place as the Landlord may designate.

     (b) The term "lease year" as used herein shall be defined to mean a period of twelve (12) consecutive calendar months. The first lease year shall begin on the date of Commencement Date of the term of this Lease. Each succeeding lease year shall commence on the anniversary date of the first lease year.

Section 3.3:  GROSS SALES:

     (a) DEFINED: The term "Gross Sales" as used herein shall be construed to include the entire amount of the actual sales price, of all sales of food , beverages and merchandise conducted in or from the Demised Premises, and sales by any sublessee, concessionaire or licensee in said premises. Said term shall not include, however, any sums collected and paid out for any sales, excise, or gross receipts tax imposed upon the sale of any food or beverages by any duly constituted governmental authority nor shall it include the exchange of food or beverages between the stores of Tenant, if any, where such exchange of food or beverages are made for the convenient operation of the business of Tenant and not for the purpose of consummating elsewhere a sale which has theretofore been made at, in, from or upon the Demised Premises, or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made at, in, from or upon the Demised Premises, nor the amount of returns to shippers or manufacturers, nor the amount of any complimentary food, beverages or merchandise given out at the Demised Premises for promotional or other purposes, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, nor receipts from public telephones, stamp machines, public toilet locks or vending machines, nor to sales of furniture, equipment, property or bulk sales not in the ordinary course of Tenant's business, nor sales to employees, nor any credit card charges payable by Tenant.

     (b) REPURCHASE OBLIGATION: In the event that Gross Sales shall not exceed the sum of Eight Million and no/100 ($8,000,000.00) annually for any two
(2) consecutive full Lease Years during the term of the Lease, then Tenant shall be obligated to repurchase the Premises from Landlord, upon Landlord's written request, within one hundred eighty (180) days after receipt of such request from Landlord. The purchase price for the Premises in such circumstances shall be equal to the sum of $4,000,000.00, plus $200,000 for each full lease year, plus a pro rata portion of a partial lease year, measured from the Commencement Date of this Lease to the date of receipt of such request from Landlord. The pro rata portion of the Purchase Price for such partial year shall be prorated on a per diem basis at the rate of $ 547.94 per day ($200,000 / 365).The closing shall otherwise be governed by Paragraphs
16.3 through 16.8 hereof, inclusive.

Article 4:     USE

Section 4. 1: PERMITTED USE: Tenant shall be allowed to use the Premises as set forth in Item D on the DATA SHEET.

Article 5:     OBLIGATION TO REPAIR AND MAINTAIN

Section 5.1: TENANT'S OBLIGATIONS: Tenant shall make and perform all necessary maintenance and repairs to the Premises, other than repairs due to Landlord's negligence or as a result of damage or destruction as set forth in
Article 10, in order to maintain the Premises in good condition, ordinary wear and tear excepted.

Article 6:     INSURANCE

Section 6.1: TENANT'S OBLIGATION: Tenant shall maintain a comprehensive policy of liability insurance with respect to the Premises, with Landlord named as an additional insured. The policy shall be with companies licensed to do business in the State of Michigan and shall have coverage limits of at least $4,000,000.00 combined single limit. All insurance policies required hereunder shall provide that Landlord be given at least thirty (30) days written notice prior to its cancellation.

Tenant shall have the right to self-insure for its merchandise, trade fixtures, furnishings, operating equipment, personal property and plate glass, if any. Tenant shall be responsible for replacing any broken glass in the Premises.

Any insurance required of Tenant hereunder may be furnished by Tenant under a blanket policy carried by Tenant or under a separate policy therefor, at Tenant's option.

Section 6.2: MUTUAL WAIVER OF SUBROGATION: Landlord and Tenant hereby waive any rights each may have against the other arising out of any loss or damage connected in any way to, or arising in any way out of an occurrence related to the Premises to the extent that such damage or loss is coverable by insurance. Landlord and Tenant, on behalf of their respective insurance companies, waive any right of subrogation they may have against each other where such waiver of subrogation is not invalidated by State Law.

Article 7:     ASSIGNMENT

Tenant shall not assign this Lease or sublet all of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if any such proposed successor entity has a net worth of at least Ten Million and No/100 Dollars ($10,000,000.00) and Tenant furnishes Landlord with reasonable evidence of such proposed successor entity's net worth, Landlord's consent shall not be required, and in the event of such sublease or assignment by Tenant, Tenant shall automatically be released from all obligations under this Lease.

Article 8:     SIGNAGE

Tenant may, without Landlord's consent, construct exterior signage in accordance with the requirements of governmental authorities have jurisdiction. Tenant shall be responsible for obtaining any necessary governmental permits relating to its exterior signage, at its sole cost, but Landlord will cooperate with Tenant and assist Tenant in obtaining any and all necessary approvals, permits and variances for such sign(s). Tenant shall maintain its exterior signage in good condition throughout the Term of this Lease. Tenant may, without Landlord's consent, install any and all signs, displays, and other advertising matter within the Premises as Tenant elects, in its sole discretion.

Article 9:     ADDITIONAL RENT CHARGES

Section 9.1: MAINTENANCE AND REPAIRS: Tenant shall be responsible to pay all expenses, costs, disbursements and charges incurred for the operation, maintenance and repair of the Premises, including but not limited to, landscaping, parking lot paving and striping, snow removal, utilities, sanitary control, sprinkler, removal of common area trash, security and repainting.

Section 9.2: UTILITIES: Tenant shall promptly pay for all gas, electricity and water used in the Premises during the Term of this Lease. Tenant shall pay for such utility services directly to the public utility supplying the same.

Section 9.3: HVAC: Tenant will perform all maintenance, repairs and alterations to the HVAC system on an as needed basis.

Section 9.4:  TAXES:  Tenant shall pay the real estate taxes ("Taxes") levied
against the Premises during the term of the Lease.   Tenant shall pay such
Taxes before same shall become delinquent.

Nothing contained herein shall be construed to include as a tax which shall be the basis of real estate taxes, any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord.

Notwithstanding anything in this Lease to the contrary, in the event that during the Lease Term any governmental entity makes any improvement and assesses any portion of the Premises therefor, Tenant shall be liable only for so much of its such assignment as the remainder of the Lease Term relates to the useful life of such improvement. Additionally, with respect to any special assessments which may be levied as part of the Taxes, Tenant shall have the right to pay such assessments in equal installments over the longest legally available period, whether or not Landlord elects to pay in installments, provided that Landlord has the option of paying said assessment over the longest period of time.

Article 10:    DAMAGE AND DESTRUCTION

If the Premises are damaged by peril coverable by the insurance required hereunder, Tenant shall promptly repair and restore the Premises to its condition immediately prior to such damage.

Article 11:    EMINENT DOMAIN

In the event a portion of the Premises shall be taken or appropriated by any lawful power or authority by the exercise of the right of condemnation or eminent domain, (a) Landlord shall immediately restore such to at least a condition equal to that existing prior to such taking or appropriation, sufficient to make the Premises a whole architectural unit, and Base Rent shall abate until Tenant is able to reopen for business, and (b) Tenant's Base Rent and other charges shall be equitably adjusted as of the date of such taking to reflect the reduction in the square footage of the Premises. In the event such partial taking materially interferes with Tenant's use of the Premises, or in the event a temporary taking exceeds six (6) months, Tenant may terminate this Lease upon thirty (30) days written notice to Landlord.

In the event all of the Premises shall be taken or appropriated by any lawful power or authority by the exercise of the right of condemnation or eminent domain, this Lease shall terminate as of the date of such taking. Landlord shall promptly refund any prepaid rents.

Article 12:    DEFAULT

The following shall be deemed a Default: (i) Tenant's failure to make a rental payment within thirty (30) days after receipt of written notice that said amount is past due; (ii) Tenant's failure to observe and perform its obligations hereunder (other than a payment of rental) within thirty (30) days after receipt of written notice of such curable violation; provided, however, if such default cannot be cured within said thirty (30) day period, then in that event, a Default shall occur only if Tenant shall fail to have commenced a cure within such thirty (30) day period.

In the event of a default which is not cured within the applicable grace period, Landlord shall have the right to re-enter and repossess the Premises, whereupon this lease shall terminate and Landlord may recover from Tenant all unpaid rent which is due at the time of termination, as well as the rent and all other charges payable by Tenant hereunder, all of which sums shall be payable to Landlord on a monthly basis over what would have been the balance of the Term. Landlord agrees to use best efforts to mitigate damages and relet the Premises.

Article 13:    SUBORDINATION

Tenant agrees to subordinate this Lease to any mortgage, deed of trust, ground lease or other lien or lease now on the Premises or any mortgage, deed of trust, ground lease or other lien or lease placed thereon during the Term of this Lease or any extension thereof, and shall execute and deliver to Landlord upon demand and at Landlord's cost, such instruments necessary to effect such subordination, all of the foregoing on the condition that the holder shall provide Tenant with a written non-disturbance agreement, in form acceptable to Tenant, wherein the holder agrees to recognize the validity and continuance of this Lease and agrees not to disturb Tenant's possession of the Premises.

Landlord agrees to obtain a Non-Disturbance and Attornment Agreement from its current lenders, and the ground lessor, if any, and deliver same to Tenant within thirty (30) days from the date hereof, in form and substance acceptable to Tenant. If any said Non-Disturbance and Attornment Agreement is not so delivered, Tenant may, at its option, terminate this Lease by written notice to Landlord.

Article 14:    SECURITY

This Lease constitutes a lien as security for the rent and other amounts payable hereunder and for the performance by Tenant of every other obligation herein contained upon all the personal property and fixtures, of any nature, which are or may hereafter be placed on the Premises by Tenant, which lien may be enforced on the nonpayment of any rent or other amount due under this Lease or the nonperformance of any obligations herein contained.

Article 15:    RIGHT OF FIRST REFUSAL

Tenant is hereby granted a right of first refusal on the Property during the term of this Lease and any extensions or renewals thereof ("Right of First Refusal"). If at any time during the term of this Lease or any extensions or renewals thereof, Landlord receives a bona fide offer from a third party to purchase the Property, Landlord shall, within two (2) days from the date of execution thereof, supply Tenant with a complete copy of the executed purchase agreement and all exhibits and addenda thereto ("Sale Notice"). Landlord's Sale Notice shall constitute an offer to sell the Property to Tenant at the price and upon substantially the same terms and conditions as are contained in Landlord Sale Notice. Tenant shall have thirty (30) days after receipt of Landlord's Sale Notice and after all contingencies contained therein have been satisfied or waived (the "Offer Period"), in which to accept such offer and to agree to purchase the Property from Landlord at the price and upon substantially the same terms and conditions contained in the Sale Notice.

Article 16:    OPTION TO PURCHASE/OPTION TO SELL/STOCK OPTION

Article 16.1: OPTION TO PURCHASE: Landlord hereby grants to Tenant the option (the "Purchase Option") to purchase the Premises by written notice from Tenant to Landlord (the "Purchase Option Notice") given at any time after the end of the seventh full Lease Year of the term of the Lease and prior to the expiration of the original term of the Lease, or the end of the thirty fifth Lease Year, if the First Option to Extend the Lease is exercised by Tenant, or the end of the forty fifth Lease Year, if the Second Option to Extend the Lease is exercised by Tenant. The purchase price for the Premises ("Purchase Price") shall be equal to the sum of $4,000,000.00, plus $200,000 for each full lease year, plus a pro rata portion of a partial lease year, measured from the Commencement Date of this Lease to the date of exercise of the Purchase Option. The pro rata portion of the Purchase Price for such partial year shall be prorated on a per diem basis at the rate of $547.94 per day ($200,000 / 365).

Article 16.2:  OPTION TO SELL.

     (a) SALE OPTION: Landlord shall have the right to require Tenant to purchase the premises from Landlord ("Sale Option") by giving written notice from Landlord to Tenant (the "Sale Option Notice") given at any time prior to the end of the third full Lease Year of the term of the Lease. The purchase price for the Premises ("Purchase Price") shall be equal to the sum of $4,000,000.00, plus $200,000 for each full lease year, plus a pro rata portion of a partial lease year, measured from the Commencement Date of this Lease to the date of exercise of the Sale Option. The pro rata portion of the Purchase Price for such partial year shall be prorated on a per diem basis at the rate of $547.94 per day ($200,000 / 365).

     (b) GRANT OF STOCK OPTION: Upon exercise by Landlord of the Sale Option, in lieu of the payment by Tenant of the Purchase Price for the Premises, the Tenant hereby grants to Landlord an option (the "Stock Option") to acquire shares of its common stock in consideration of the cancellation of part or all of the Purchase Price for the Premises upon such exercise by Landlord of the Sale Option.

     (c) SHARES COVERED BY OPTION: The Stock Option shall entitle Landlord to acquire a number of shares of common stock of the Tenant determined by dividing
(i) the aggregate amount of the Purchase Price for the Premises to be canceled by (ii) $5.00.

     (d)  CONDITION TO EXERCISE:

          (1) The Stock Option may be exercised only upon Landlord's exercise of the Sales Option during the period (the "Exercise Period") beginning on the date of the execution of this Lease and ending on the third anniversary of this Lease, upon which it shall expire. In connection with the exercise of the Stock Option, Landlord may elect to cancel less than all of Purchase Price owing to Tenant in consideration for the issuance of shares, but the Stock Option shall immediately expire with respect to any uncanceled amounts to the extent not so exercised on such date, and the balance of the Purchase Price not canceled shall be paid by Tenant in cash, by wire transfer or certified funds.

          (2) In addition, the Stock Option may only be exercised within the thirty day period following (a) the filing by the Tenant with the Securities and Exchange Commission ("SEC") during the Exercise Period of each of its quarterly reports on Form 10-Q (or 10-QSB, if applicable) or (b) the filing by the Tenant with the SEC during the Exercise Period of each of its annual reports on Form 10-K (or 10-KSB, if applicable).

     (e) MANNER OF EXERCISE: To exercise the Stock Option, Landlord shall deliver a written notice to the Tenant (a "Notice of Exercise") which must be delivered to the Tenant prior to the expiration of the Stock Option as
determined in Section 3 above.   The Notice of Exercise must specify the amount
of the Purchase Price with respect to which the Stock Option is exercised, and the Stock Option shall terminate with respect to any amount of the Purchase Price not so specified in the Notice of Exercise. An election, once delivered, may not be canceled or withdrawn without the written consent of the Tenant.

     (f)  CLOSING OF SALE:

          (1) The closing of the acquisition of shares pursuant to the exercise of the Stock Option in the manner set forth above shall occur as soon as practicable following the delivery by Landlord to the Tenant of a Notice of Exercise, but not more than ten days thereafter, at a time and place agreed upon by the Tenant and Landlord.

          (2)  At the closing of such acquisition:

               a) Landlord shall convey the Premises to the Tenant as set forth below;

               b) the Tenant shall cause to be delivered to Landlord one or more certificates for the shares being acquired. The certificates shall bear a legend substantially similar to the following:

                    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. THEY MAY NOT BE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER ALL SUCH APPLICABLE ACTS OR THE TRANSFER SATISFIES AVAILABLE EXEMPTIONS FROM THE REGISTRATION PROVISIONS THEREOF. THE TENANT SHALL HAVE NO OBLIGATION TO TRANSFER THESE SECURITIES ON ITS BOOKS AND RECORDS UNLESS IT RECEIVES THE OPINION OF COUNSEL TO THE TRANSFEROR, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO COUNSEL FOR THE TENANT, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT VIOLATION OF

                    SUCH REGISTRATION REQUIREMENTS, OR UNLESS THE TRANSFEROR DEMONSTRATES TO THE REASONABLE SATISFACTION OF COUNSEL FOR THE TENANT THAT THE TRANSFER IS MADE IN COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

               c) Landlord shall deliver to the Tenant an acknowledgment in writing that the shares been registered pursuant to the Securities Act of 1933 or any applicable state securities law, an acknowledgment that such shares are being acquired for investment and with no current intention to resell, distribute, fractionalize or subdivide such shares, an undertaking not to sell or transfer such shares unless they are registered under the Securities Act of 1933 and all applicable state securities laws or such transfer is exempt from the registration provisions thereof, and an acknowledgment that the Tenant will issue stop transfer instructions to its transfer agent to prohibit the transfer of the shares represented by such certificates in violation of the foregoing restrictions.

               d) The parties shall deliver such further documents as either party may reasonably request.

Article 16.3: CLOSING: The closing shall occur on a date mutually agreeable to Landlord and Tenant, which date shall not be later than six (6) months after the date Tenant delivers its Purchase Option Notice to Landlord, or the date Landlord delivers its Sale Option Notice to Tenant, whichever is applicable. The closing shall be held at the offices of Tenant's lending institution, or at any other place agreed to by Landlord and Tenant.

Article 16.4: TITLE, DEFECTS: The Premises shall be conveyed by standard warranty deed, subject to easements and restrictions now of record, the rights of the public in all streets and roads abutting the Premises, liens for unpaid property taxes first coming due and payable after the Commencement Date, and zoning and such other matters created by Tenant or arising out of Tenant's use and occupancy of the Premises (the "Permitted Exceptions"), but free and clear of the lien of any mortgage, deed of trust, or security interest created by or resulting from acts of the Landlord, any successor of Landlord, any party claiming through Landlord, or any other person, without the express consent of Tenant. Landlord shall, within fifteen (15) days after delivery of the Purchase Option Notice to Landlord or delivery of the Sale Option Notice to Tenant, whichever is applicable, obtain and deliver to Tenant a commitment for an ALTA owners form of title insurance, without standard exceptions, in the amount of the Purchase Price. Within fifteen (15) days thereafter, Tenant shall notify Landlord in writing of any claimed defect in title. Within thirty
(30) days after receipt of such notice, Landlord shall notify Tenant of Landlord's election whether or not to cure any or all of such defects. In the event that Landlord shall be unable or unwilling to cure any such claimed defects, Tenant shall have the option to (i) accept title to the Premises subject to such claimed defects, with a credit against the Purchase Price in an amount necessary to discharge any lien against the premises, the amount of which is liquidated as of closing, (including interest and penalties thereon accrued to the date of closing) which is not a Permitted Exception, or (ii) terminate and rescind the exercise of the Purchase Option or the Sale Option, whichever is applicable, without any liability to Landlord, and Tenant's right to exercise such Purchase Option and Landlord's right to exercise such Sale Option thereafter shall be terminated.

Article 16.5: CLOSING PAYMENTS: All transfer taxes, documentary deed stamps, and the title insurance premiums for an ALTA owners policy of title insurance, with standard exceptions deleted, in the amount of the Purchase Price shall be paid by Tenant at the closing.

Article 16.6: TAXES, PRORATIONS: Tenant shall pay all taxes and assessments which have become a lien against the Premises and which shall become due and payable prior to the closing. Rents shall be prorated as of the date of closing.

Article 16.7: SURVEY: Tenant may obtain prior to closing, at Tenant's expense, a mortgage survey of the Premises.

Article 16.8: CLAIM OF INTEREST: Tenant shall be free to record an affidavit of claim of interest against the Premises with the Oakland County Register of Deeds; provided, if Tenant does not exercise this Option within the time provided, Tenant shall promptly record a release of such affidavit of claim of interest promptly upon expiration of all of Tenant's rights under this option.

Article 17:    MISCELLANEOUS

Section 17.1: NOTICE: Whenever notice or consent is required hereunder, such notice shall be sent to the address set forth in the DATA SHEET (or such subsequent address provided by either party to the other in writing by proper notice), by United States certified mail, return receipt requested, or by overnight carrier and shall be deemed delivered when received or rejected as evidenced by return receipt.

Section 17.2: BROKERAGE: Landlord and Tenant represent to each other that they have not utilized the services of any broker in connection with the transaction evidenced by this Agreement. Accordingly, Tenant agrees to indemnify and hold harmless Landlord from payment of any brokerage fees or any liability or obligation therefor to any person or party claiming a fee or commission through Tenant and Landlord agrees to indemnify and hold harmless Tenant from payment of any brokerage fees or any liability or obligation therefor to any person or party claiming a fee or commission through Landlord.

Section 17.3: QUIET ENJOYMENT: Landlord covenants that Landlord has the right to enter into this Lease and Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises through the Term and any extension thereof without hindrance or ejection by Landlord or any person claiming, by, through or under Landlord or landlord's successors, and Landlord shall defend Tenant's right to such quiet enjoyment.

Section 17.4: MUTUAL FORCE MAJEURE: The time within which any of the parties hereto shall be required to perform any act or acts under this Lease (other than the payment rent or other monies owing hereunder) shall be extended to the extent that the performance of such act or acts shall be delayed by acts of God, fire, windstorm, flood, delays or restrictions by governmental bodies, or any other cause beyond the reasonable control of such party; provided, however, that the party entitled to such extension hereunder shall give reasonable notice to the other party of the occurrence causing such delay.

Section 17.5: LEGAL EXPENSES: In the event either party hereto institutes legal action or proceedings arising out of or in any way connected with this Lease, the non-prevailing party shall reimburse the prevailing party for all reasonable attorney's fees and costs incurred in connection therewith.

Section 17.6: JOINT AND SEVERAL LIABILITY: In the event two or more individuals, corporations, partnerships or other business associations (or any combination thereof) shall execute this Lease as Landlord, the liability of each to comply with all other terms, covenants and conditions of this Lease shall be joint and several. In like manner, in the event Landlord is a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, then the liability of each member shall be joint and several.

Section 17.7: ARBITRATION: In the event of a dispute between the Landlord and the Tenant, arising out of the terms, covenants and conditions of this Lease, such dispute shall be submitted to arbitration in accordance with the Rules of the American Arbitration Association then pertaining, except that the arbitrator shall have no power to modify or alter the terms of this Lease. The party in whose favor an award is rendered may cause judgment on the award to be entered in any court having jurisdiction.

Section 17.8: ENTIRE AGREEMENT: This Lease and the Exhibits attached hereto and forming a part hereof set forth all the covenants, promises, agreements, conditions and undertakings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or undertakings, either oral or written, between them except as set forth herein. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties hereto.

Section 17.9: ADDITIONAL CONSTRUCTION OR CHANGES BY LANDLORD: Notwithstanding anything in this Lease to the contrary, no modifications, additions or construction to the Premises shall alter the dimensions, location or configuration of the Premises adversely affect the use, operation or conduct of Tenant's business being conducted in the Premises, or adversely affect the accessibility or visibility of the Premises or Tenant's signage.

Section 17.10: SUCCESSORS AND ASSIGNS: Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

Section 17.11: LANDLORD'S AGREEMENT: Landlord represents, covenants and warrants that it has full right, power and authority to enter into this Lease.

Section 17.12: RECORDING: Neither Landlord nor Tenant shall record this Lease. However, at the request of either Landlord or Tenant, the parties shall join in the execution of a memorandum or so-called "short form" of this Lease for purposes of recordation. Any recording costs associated with the memorandum or short form of this Lease shall be borne by the party requesting recordation.


("LANDLORD")                       MICHIGAN BREWERY, INC.
                                   a Michigan corporation
                                   ("TENANT")


/s/ Michael G. Eyde                          By: /s/ William Rolinski
-------------------------------                 -----------------------------
    Michael G. Eyde                                  William Rolinski
                                                     Its:  President